As filed with the Securities and Exchange Commission on April 13, 2022

Registration No. 333-251878

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No.1 To

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PTC Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3416587
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Corporate Court South Plainfield, New Jersey	07080
(Address of Principal Executive Offices)	(Zip Code)

2013 Long Term Incentive Plan

2020 Inducement Stock Incentive Plan

(Full Title of the Plan)

Stuart W. Peltz, Ph.D.

Chief Executive Officer

PTC Therapeutics, Inc.

100 Corporate Court

South Plainfield, New Jersey

(Name and Address of Agent For Service)

(908) 222-7000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or and emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Commission File No. 333-251878) (as amended, the “Registration Statement”) of PTC Therapeutics, Inc. (the “Registrant”), registering 1,000,000 additional shares of the Registrant’s common stock issuable under the Registrant’s 2020 Inducement Stock Incentive Plan (as amended, the “Plan”), which was originally filed with the Securities and Exchange Commission on January 4, 2021.

On April 11, 2022, the Board of Directors of the Registrant approved an amendment to the Plan, effective April 11, 2022, to decrease the number of shares of the Registrant’s common stock available for issuance under the Plan by 700,000 shares. As a result of such amendment, the number of shares available for issuance under the Plan decreased from 2,000,000 shares to 1,300,000 shares. Accordingly, the Registrant hereby removes from registration 700,000 shares of its common stock that were originally registered for issuance under the Registrant Statement and that remain unissued as of the date hereof.

The Registration Statement is hereby amended to reflect the deregistration of such common shares. Except to the extent specified above, the Registration Statement as originally filed is not amended or otherwise affected by this Post-Effective Amendment No. 1.

Item 8. Exhibits.

Number	Description
99.1	Amendment No. 2 to 2020 Inducement Stock Incentive plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in South Plainfield, New Jersey, on this 13th day of April, 2022.

PTC Therapeutics, Inc.

By:	/s/ Stuart W. Peltz
Stuart W. Peltz, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stuart W. Peltz	Chief Executive Officer and Director	April 13, 2022
Stuart W. Peltz, Ph.D.	(principal executive officer)

*	Chief Financial Officer	April 13, 2022
Emily Hill	(principal financial officer)

*	Chief Accounting Officer	April 13, 2022
Christine Utter	(principal accounting officer)

*	Chairman of the Board and Director	April 13, 2022
Michael Schmertzler

*	Director	April 13, 2022
Allan Jacobson, Ph.D.

*	Director	April 13, 2022
Stephanie S. Okey, M.S.

*	Director	April 13, 2022
Emma Reeve

/s/ Mary Smith	Director	April 13, 2022
Mary Smith

*	Director	April 13, 2022
David P. Southwell

*	Director	April 13, 2022
Glenn D. Steele, Jr., M.D., Ph.D.

*	Director	April 13, 2022
Dawn Svoronos

*	Director	April 13, 2022
Jerome B. Zeldis, M.D., Ph.D.

* By:	/s/ Stuart W. Peltz, Ph.D
Stuart W. Peltz, Ph.D.
Attorney-in-Fact